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                                                                    EXHIBIT 23.2

                               CONSENT OF EXPERT

     We hereby consent to the use of our name whenever appearing in this Registration Statement on Form S-4 (Registration No. 333-16339), including the Prospectus/Proxy Statement of AVCOM International, Inc. and Signature Resorts, Inc., for the registration of shares of the common stock of Signature Resorts, Inc. We also consent to the reference to our firm under the caption "LEGAL MATTERS" in the Registration Statement.

                                       GALLAGHER & KENNEDY, P.A.

                                       /s/ Gallagher & Kennedy, P.A.

December 19, 1996